UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 9, 2016, Real Goods Solar, Inc. (the “Company”) issued a press release announcing the pricing of a public offering 2,800 units of securities (“Units”) where each Unit is comprised of one share of Series A 12.5% Mandatorily Convertible Preferred Stock, stated value $1,000.00 per share, which is convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at an initial conversion price of $5.50, and one Series H Warrant exercisable into 181.8181 shares of Common Stock at an initial exercise price of $5.50 in an underwritten public offering with each Unit priced at $1,000.00 per Unit. A copy of the press release is attached as Exhibit 99.1.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. The registration statement on Form S-1 may be accessed through the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus relating to this offering may be obtained from Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Real Goods Solar, Inc. on September 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Principal Financial Officer and General Manager, Operations

Date: September 9, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Real Goods Solar, Inc. on September 9, 2016